Exhibit 10.1

OPTION AGREEMENT

This Agreement is entered into this 31st day of December, 2002, by and between Michael T. Putziger (“Putziger”) and Enterprise Bank and Trust Company (“Enterprise”).

WHEREAS, Putziger wishes to confer upon Enterprise the option to assume his rights and obligations pursuant to both an Assignment and Assumption Agreement of even date hereby between Putziger and (a) George L. Duncan relating to interests in Merrimack Street Associates (MSA) and (b) an Assignment and Assumption Agreement of even date hereby between Putziger and George L. Duncan relating to interests in Old City Hall Limited Partnership (OCH); and

WHEREAS, Enterprise wishes to have said option,

NOW, THEREFORE, for good and sufficient consideration, the parties hereby agree as follows:

1.             Enterprise or, in its sole discretion, any affiliate thereof, may exercise the option granted here under at any time during the period of thirty-six (36) months from the date hereof; provided, however, that Enterprise must give Putziger notice in writing at least 90 days prior to its exercising such option to acquire said rights and obligations.  Upon OCH or MSA notifying Enterprise of its intention to accept a bonafide third party offer to sell either of the OCH or MSA related properties, Enterprise will be entitled to execute the option expressed herein without fulfilling the 90 day notice otherwise required.

2.             In consideration therefore, Enterprise shall pay Putziger the sum of One Dollar ($1.00), plus any additional reasonable expenses or costs, up to a maximum amount of $15,000, that may be incurred by Putziger in connection with (and only in connection with) Enterprise’s exercise of this option.  In the event expenses incurred in connection with Enterprise’s option exceed $15,000, Enterprise will review and consider for reimbursement any such expenses, but shall not be obligated to approve such expenses for reimbursement.

3.             It is expressly understood by all parties to this Agreement that the options expressed herein must be exercised simultaneously by Enterprise.

IN WITNESS HEREOF, the undersigned has duly executed this Agreement as of the date set forth above.

/s/ Michael T. Putziger
Michael T. Putziger

Enterprise Bank and Trust Company

By:	/s/ John P. Clancy, Jr.
Its	CFO/Treasurer
duly authorized